                                                                       EXHIBIT 5
[LOGO OF E.I. DU PONT APPEARS HERE]
Legal
Wilmington, Delaware 19898

E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898

                                                                  April 13, 1995

Dear Sirs:

  With reference to the Registration Statement on Form S-3 being filed by you with the Securities and Exchange Commission, registering 19,550,000 shares of Common Stock, $.60 par value of E. I. du Pont de Nemours and Company (the "Company") for issuance, it is my opinion that:

    (1) the Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and

    (2) when duly authorized, executed, authenticated and delivered, all such Common Stock will be legally issued and will constitute valid and binding obligations of the Company.

  I hereby consent to use of this opinion as an exhibit in the above-mentioned Registration Statement.

                                          Very truly yours,

                                                   /s/ Howard J. Rudge
                                          _____________________________________
                                                     Howard J. Rudge
                                            Senior Vice President and General
                                                         Counsel